Exhibit 10.10

Taiwan Cooperative Bank

Taiwan Cooperative Bank

Miaoli Branch Loan Application Concise Reply Form

Address: 660 Zhongzheng Rd, Miaoli City, Taiwan

Contact Person and Number: Zhou Huangrong 037-320921 ext. XXX

Receiver: Ta-Teh-Fu Company, Inc Issue date: December 23, 2011 Issue number: 100000555

Issue number: Cooperative Fund Maofangzi 100000555

Objective: To apply for a loan of 78,000,000NT (application A) and a loan of 10,000,000NT (application B). The following listed important conditions are set forth to be followed in order to apply grant the requested loans.

I. Loan Amount: A: 78,000,000NT    B: 10,000,000NT

II. Interest/fee rate: The interest rate reflects the bank's deposit index monthly incremental increases of 2.13 percent for an adjustable interest rate (currently set at 3.5 percent).

III. Period: 1 year.

IV. From 11/17/2011 and extending for 1 year.

V. Guarantee Conditions:

Related Guarantor: Zhou Shuhui and Zhou Dexing 2. Collateral Provider: Wangxi Heji Lianan Medical Investment Company, Inc. 3. Mortgaged Land: Area of 1,730.60 pings located at 904-1 Gongjing Section, Miaoli City

VI. Repayment means: A: Monthly interest payments, principal repaid at end of period. B: Monthly interest payments and monthly installment payments on principal of 42,000NT, the remainder to be paid at loan's maturity.

VII. Other Conditions: Act in accordance with other bank transaction procedures.

VII. The conditions set forth in this contract will govern the actions of both contracting parties after their signing.